UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2006

Boyd Gaming Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-12882	88-0242733
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2950 Industrial Road
Las Vegas, Nevada    89109
(Address of principal executive offices including zip code)

(702) 792-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On October 25, 2006, Boyd Gaming Corporation (the "Company"), through its indirect, wholly-owned subsidiary Coast Hotels and Casinos, Inc. ("Coast"), completed the previously announced disposition of the assets constituting the South Coast Hotel and Casino (the "South Coast") in Las Vegas, Nevada to Michael J. Gaughan (the "Buyer"). The material terms of the transaction, as set forth in the Unit Purchase Agreement (the "Agreement"), dated July 25, 2006, as amended, between the Company, Coast, Silverado South Strip, LLC and the Buyer, were previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2006 (the "July 31st 8-K"). The July 31st 8-K is incorporated herein by reference.

The Buyer was previously a member of the Company's board of directors, as well as a member of the boards of directors of Coast and the Company's wholly-owned subsidiary Coast Casinos, Inc. ("Coast Parent"), the parent of Coast. The Buyer was also previously the Chief Executive Officer of Coast Parent and an executive officer of Coast. The Buyer resigned from each of the aforementioned positions on September 6, 2006, but remained the chief executive officer of the South Coast through the completion of the disposition.

Pursuant to the terms of the Agreement, at the closing the Buyer paid the Company approximately $401 million in cash and surrendered a promissory note with an aggregate principal amount of approximately $112 million for cancellation and application to the purchase price. As previously disclosed, the promissory note was issued by the Company to the Buyer in exchange for 3,447,501 shares of the Company's common stock owned by the Buyer. The terms of the promissory note were previously disclosed in the July 31st 8-K. The aggregate consideration paid is subject to adjustment pursuant to cash and working capital provisions in the Agreement. The consideration paid in the transaction was determined by arm's length negotiations between the Company and the Buyer.

The description of the Agreement does not purport to be complete and is qualified in its entirety by the terms of the Agreement filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2006, unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2006 and the year ended December 31, 2005, and, in each case, the applicable notes thereto, prepared to give effect to the disposition of the South Coast, are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that might have been achieved had the transaction occurred as of an earlier date, nor are they necessarily indicative of operating results and financial position that may occur in the future. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

(d) Exhibits.

Exhibit No.	Description
2.1	Unit Purchase Agreement, dated as of July 25, 2006, as amended, by and among Boyd Gaming Corporation, Coast Hotels and Casinos, Inc., Silverado South Strip, LLC, and Michael J. Gaughan.
99.1

Boyd Gaming Corporation Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006, Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months ended June 30, 2006 and the Year Ended December 31, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2006	Boyd Gaming Corporation

/s/ Paul J. Chakmak Paul J. Chakmak Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Unit Purchase Agreement, dated as of July 25, 2006, as amended, by and among Boyd Gaming Corporation, Coast Hotels and Casinos, Inc., Silverado South Strip, LLC, and Michael J. Gaughan.      Also provided in PDF format as a courtesy.

99.1

Boyd Gaming Corporation Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2006, Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months ended June 30, 2006 and the Year Ended December 31, 2005.      Also provided in PDF format as a courtesy.